page F-10

                                   EXHIBIT 23
                                AUDITORS' CONSENT

The Board of Director
TSI Incorporated:

We consent to incorporation by reference in Registration Statement No. 1-91697 on Form S-8 filed with the Securities and Exchange Commission on June 14, 1984 for the TSI Incorporated Incentive Stock Option Plan of 1982, Registration Statement No. 33-2220627 on Form S-8 filed with the Securities and Exchange Commission on August 22, 1989 for the TSI Incorporated Stock Option Plan of 1988, Registration Statement No. 33-66194 on Form S-8, filed with the Securities and Exchange Commission on July 19, 1993 for TSI Incorporated Stock Option Plan of 1993, Registration Statement No. 33-86468 on Form S-8, filed with the Securities and Exchange Commission on November 17, 1994 for the TSI Incorporated Employee Stock Purchase Plan of 1994, and the Registration Statement No. 333-19049 on Form S-3, filed with the Securities and Exchange Commission on December 31, 1996 for sale of TSI shares by a certain selling shareholder; of our reports dated May 16 , 1997, relating to the consolidated balance sheets of TSI Incorporated and subsidiaries as of March 31, 1997 and 1996 and the related consolidated statements of earnings, cash flows and shareholders' equity and financial statement schedules for each of the years in the three-year period ended March 31, 1997, which reports appear in or are incorporated by reference in the March 31, 1997 annual report on Form 10-K of TSI Incorporated.


Minneapolis, Minnesota
June 25, 1997                                 /s/ KPMG Peat Marwick LLP